Exhibit 5.1

Yehoshua Horesh
Alex Hertman
Tal Band
Asher Heled
Ehud Arzi
Aharon (Anthony) Bloch
Avi Ordo
Avigail Kastiel
Amir Caspari
Clifford Davis
Eliya Zunz Koller
Michelle Liberman
Hagai Doron
Ran Vogel
Benjamin Sheffer
Mordehay Malca
Leor Nouman
Elisha Shor
Orit Yolles-Dabby
Eyal Doron
Dr. Asaf Rentsler
Amit Steinman
Pnina Sheffer Emmanuel
Ronen Brumer
Guy Firer
Dovev Apel
Ofir Pozner
Eran Bezalel
Ophir Kaplan
Noam Blei
Ohad Ben-Yehuda
Uriel Prinz
Moran Katz
Lior Mimon
Shay Gimelstein
Noa Glazer-Becher
Ran Feldman
Perah Rossler
Evyatar Azulay
Guy Wertheim
Shlomi Delgo

Gilad Katz
Yaron Lestrel
Amir Assali
Noam Zamir
Gitit Levin Grinberg
Michal Levanon-Porat
Ruthy Bodovich-Sagir
Keith Shaw
Yair Ziv
Meital Malkiel Wertheim
Tomer Scheuerman
Avner Itzhaki
Moti Saban
Nicolas Gips
Amit Becher
Yael Rosenberg-Rubin
Hagar Pines Ginzburg
Caroline Walsh
Leor Meller
Adi Hoffman
Ronny Politi
Miriam Zaltsman
Adi Shlomo
Marina Roizer
Ilan Golod
Aviv Halperin
Moshe Zilberberg
Bari Kursh
Zohar Kasulin-Boneh
Roni Weisblat
Meytal Barak
Zahi Lev
Michal Gonen
Ravit Kotek
Chen Zaefen
Katia Leokumovich
Ofer Kovacs
Avigail Volinsky
Lital Faragi
Liraz Zehavi
Adam Levitan

Yossef Mittelman
Ori Oz
Hadar Ben-Simon
Tammy Riesenberg
Gilad Gafni
Sezi Cohen-Pavon
Rina Sharon
Ori Bustanai
Shira Revivo
Tom Derman
Dorit Hamberg Guzansky
Ron Libson
Israel Klein
Nir Shaaltiel
Atalya Shitrit
Ira Hardy
Shani Strul
Or Pi-Ell
Lina Makhuli
Shira Shacham
Eti Wissotzky-Cohen
Lance Blumenthal
Tal Wax
Bar Yamin
Noa Lavian Borovski
David Silber
Daniel Ovadia
Liat Yahalom
Michal Abramovich
Itamar Amitai
Sharon Danieli
Noga Hantis Oshaya
Nathaniel Lavi
Avi Sarvianski
Natalie Reznik
Yoav Schmidt
Yarden Enacab
Rivka Ariel
Noa Dvir Bar-Tur
Liat Mayoni
Avital Amrany

Maya Isbi
Yaron Dagan
Ela Ullmann
Eran Hengaly
Sofia Tabachi
Tomer Tzror
Gal Kelner
Yehuda Robbins
David Tirosh
Dan Tirosh
Eden Halpert
Reut Avta
Bat Chen Avrutsky
Bar Olmert
Intissar Zubiedat
Yuval Josephsberg
Lior Pollak
Natalie Rasin
Dov Slomovitz
Noa Shmueli
Shoham Raz
Renen Baranovizh
Hila Granot
Eden Weiss
Snier Hadad
Or Cohen
Ora Cohen
Yamit Cohen
Sagi Lapid
Shani Sapir
Matan Kadosh
Oded Kramer
Tal Shabo
Tali Levy
Julieta Taicher
Or Schaffer
Amitai Gimani
Shir Golan
Ori Livnat
Zohar Malul
Lior Shmueli

Or Shinar
Ifat Luttinger
Lilach Michelstein
Stav Swisa
Michael Azulay
Shirel Izbicki
Shani Bechochma
Tair Ben-Zeev
Ella Braham
Maya Ganor
Almog Gersh
Aia Diab
Noy Vaida
Bar Zamir
Tal Habas
Yahel Cohen
Yuval Nir
Erez Oded
Hadar Assis
David Frug
Assaf Koren
Assaf Kshatot Stein
Noga Rubinstein
Or Edri
Dana Shemer Muchtar
Inbar Assaraf
Tamuz Ehrenberg
Roni Gal On
Sam Yermiyahu

Hugh Kowarsky, of Counsel
Phillip Waldoks, of Counsel
Prof. Amir H. Khoury, of Counsel

Dr. Amnon Goldenberg (1935 - 2005)
Ruth Oren (1926 - 2016)

To: Quoin Pharmaceuticals Ltd.	March 15, 2023 Ref: Q/13/1

Ladies and Gentlemen,

Re:	Registration Statement on Form S-8

We have acted as Israeli counsel to Quoin Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a registration statement on Form S-8 filed on the date hereof (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of ordinary shares, no par value, of the Company (the “Plan Ordinary Shares”), which may be issued under the Amended and Restated Equity Incentive Plan of the Company effective as of April 12, 2022 (the “Equity Incentive Plan”), as set forth in the Registration Statement.

31 Ahad Ha'am Street Tel Aviv 6520204, Israel	T. +972 (0)3 567 0700 F. +972 (0)3 566 0974	s-horowitz.com	1

This opinion letter is furnished to you at your request in order to enable you to fulfill the requirements of Item 601(b)(5)(i) of Regulation S-K in connection with the Registration Statement.

In connection therewith, we have examined and relied upon copies (which we have assumed, in each case, to be true, complete, in effect and up-to-date copies of the originals thereof) of (i) the Registration Statement, (ii) the Company’s amended and restated articles of association, as currently in effect (the “Articles”), (iii) the resolutions adopted by the compensation committee of the board of directors of the Company (the “Board”) effective March 3, 2022, the resolutions adopted by the Board effective March 6, 2022 and the resolutions adopted by the shareholders of the Company at its annual general meeting held on April 12, 2022 (collectively, the “Resolutions”), and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed necessary and appropriate as a basis for the opinion set forth below.

In respect to the Resolutions provided to us by the Company, we assume that they (i) are a true, correct, complete and up-to-date record of the matters described therein; (ii) were, in respect of the Resolutions adopted by the compensation committee of the Board or the Board, signed by all of the directors of the Company who, at the date of such Resolutions, would have been entitled to attend and vote at a meeting of the Board or of the compensation committee of the Board, as the case may be; and (iii) have not been amended, revoked or rescinded and will remain in full force and effect in all respects and that no other resolutions of any organ of the Company have been passed or other action taken on or prior to the date of this letter which could affect the validity of such Resolutions. We have also assumed that each individual grant under the Equity Incentive Plan made or to be made on or after April 12, 2022 will be duly authorised by all necessary corporate action in accordance with the Articles, the Equity Incentive Plan and the Israeli Companies Law, 1999.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to all questions of fact material to the opinion set forth below, we have relied upon certificates or comparable documents of officers and representatives of the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Plan Ordinary Shares being registered under the Registration Statement, when issued upon the exercise of, and in accordance with the terms of, the options granted pursuant to the Equity Incentive Plan covering such Plan Ordinary Shares, including the receipt by the Company of the full consideration to be provided in accordance with the terms of such options and the Equity Incentive Plan, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, this opinion is limited to the laws of the State of Israel in force as at the date hereof and we do not express any opinion as to the laws of any other jurisdiction.

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This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, including facts, laws, rules and regulations as existing or in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ S. Horowitz & Co.

S. Horowitz & Co.

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